UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

FROZEN FOOD EXPRESS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	75-1301831
(State of incorporation or organization)	(IRS Employer Identification No.)

1145 EMPIRE CENTRAL PLACE, DALLAS, TEXAS	75247-4305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Common Stock	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

The undersigned registrant hereby amends, as set forth below, the Registration Statement on Form 8-A filed by the registrant with the Securities and Exchange Commission on June 19, 2000, as amended by Amendment No. 1 to Form 8-A filed by the registrant with the Securities and Exchange Commission on April 15, 2010 and Amendment No. 2 to Form 8-A filed by the registrant with the Securities and Exchange Commission on June 13, 2013.

Item 1.	Description of Registrant’s Securities to be Registered.

On July 12, 2013, the Board of Frozen Food Express Industries, Inc., (the “Company”) entered into the Fourth Amendment (the “Amendment”) to the Rights Agreement (as defined below) with Registrar and Transfer Company, as Rights Agent. Capitalized terms used and not otherwise defined in this Item 1 have the meaning ascribed to them in the Rights Agreement, dated as of June 14, 2000, between the Company and Registrar and Transfer Company, a successor to Fleet National Bank, as Rights Agent (as amended, the “Rights Agreement”).

The Amendment provides, among other things, that none of (i) the announcement of the Merger Events (as defined in the Amendment), (ii) the execution, delivery and performance of the Merger Agreement (as defined in the Amendment) and the acquisition of, or right or obligation to acquire, beneficial ownership of Company common stock as a result of the execution of the Merger Agreement (iii) the conversion of Company common stock into the right to receive the merger consideration under the Merger Agreement or (iv) the consummation of the Merger Events or any other transaction contemplated by the Merger Agreement will cause (x) Duff Brothers Capital Corporation, Duff Brothers Subsidiary, Inc. or any of their Affiliates or Associates to become an Acquiring Person, or (y) the occurrence of a Flip-In Event, a Flip-Over Event, a Separation Date or a Stock Acquisition Date under the Rights Agreement.

In addition, the Amendment provides that the Rights will expire immediately prior to the effective time of the Merger (as defined in the Merger Agreement), but only if the Merger is completed.

We originally entered into the Rights Agreement on June 14, 2000. Except as amended by the Amendment, the Rights Agreement remains in full force and effect.

The foregoing description is qualified in its entirety by reference to the description of the rights to purchase common stock and their terms set forth in the Rights Agreement. The Rights Agreement is incorporated herein by reference. The Amendment is attached hereto as Exhibit 4.5.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

3.1.	Restated Articles of Incorporation of Frozen Food Express Industries, Inc. (filed as Exhibit 3(i) to the Registrant’s Current Report on Form 8-K filed on May 29, 2007 and incorporated herein by reference).

3.2.	Amended and Restated Bylaws of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 3, 2009 and incorporated herein by reference).

4.1	Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (filed as Exhibit 4.1 to Registrant’s Form 8-A Registration Statement filed on June 19, 2000 and incorporated herein by reference).

4.2	First Amendment to the Rights Agreement, dated February 24, 2010 (filed as Exhibit 4.1(a) to the Registrant’s Annual Report on Form 10-K filed on February 26, 2010 and incorporated herein by reference).

4.3	Second Amendment to the Rights Agreement, dated April 14, 2010, by and between the Registrant and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.3 to Registrant’s Form 8-A/A Amendment No. 1 filed on April 15, 2010 and incorporated herein by reference).

4.4	Third Amendment to the Rights Agreement, dated June 12, 2013, by and between the Registrant and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.4 to Registrant’s Form 8-A/A Amendment No. 2 filed on June 13, 2013 and incorporated herein by reference).

4.5*	Fourth Amendment to the Rights Agreement, dated July 12, 2013, by and between the Registrant and Registrar and Transfer Company, as Rights Agent.

*	Filed herewith.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

Date: July 15, 2013	By:	/s/ Steven D. Stedman
Vice President, Interim Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1.	Restated Articles of Incorporation of Frozen Food Express Industries, Inc. (filed as Exhibit 3(i) to the Registrant’s Current Report on Form 8-K filed on May 29, 2007 and incorporated herein by reference).

3.2.	Amended and Restated Bylaws of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 3, 2009 and incorporated herein by reference).

4.1	Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (filed as Exhibit 4.1 to Registrant’s Form 8-A Registration Statement filed on June 19, 2000 and incorporated herein by reference).

4.2	First Amendment to the Rights Agreement, dated February 24, 2010 (filed as Exhibit 4.1(a) to the Registrant’s Annual Report on Form 10-K filed on February 26, 2010 and incorporated herein by reference).

4.3	Second Amendment to the Rights Agreement, dated April 14, 2010, by and between the Registrant and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.3 to Registrant’s Form 8-A/A Amendment No.1 filed on April 15, 2010 and incorporated herein by reference).

4.4	Third Amendment to the Rights Agreement, dated June 12, 2013, by and between the Registrant and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.4 to Registrant’s Form 8-A/A Amendment No. 2 filed on June 13, 2013 and incorporated herein by reference).

4.5*	Fourth Amendment to the Rights Agreement, dated July 12, 2013, by and between the Registrant and Registrar and Transfer Company, as Rights Agent.

*	Filed herewith.